Exhibit 99.1


Playtex Products Closes on Previously
Announced Acquisition of Personal
Care Group, Inc.

January 29, 1998 9:378 AM EST

WESTPORT, Conn.--January 29, 1998--Playtex Products, Inc. (NYSE:PYX) announced today it has completed the previously announced acquisition of Personal Care Group, Inc., owner of a number of leading consumer product brands, including Wet Ones(R) pre-moistened towelettes, Chubs(R) babywipes, Ogilvie(R) home permanent products, Binanca(R) breath spray and drops and Mr. Bubble(R) children's bubble bath products, from J.W. Childs Equity Partners, L.P. Consideration for the transaction was $91 million in cash and 9,257,375 shares of Playtex common stock.

Playtex Products is a leading manufacturer and distributor of personal care products marketed under such brand names as Playtex(R), Banana Boat(R), Biosun(R), Woolite(R), Jhirmack(R) and Tek(R).